EXHIBIT 4.20


                     Entergy Arkansas, Inc.

                     OFFICER'S CERTIFICATE


     William J. Regan, Jr., the Vice President and Treasurer of Entergy Arkansas, Inc. (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated ______, ____, and Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt Securities) dated as of ______, 1996 (the "Indenture") that:

          I. The securities of the first series to be issued under the Indenture shall be designated "_% Junior Subordinated Deferrable Interest Debentures, Due _________ __, ____" (the "Debentures of the First
          Series").    All capitalized terms used in this
          certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

          2. The Debentures of the First Series shall be limited in aggregate principal amount to $__________ at any time Outstanding, except as contemplated in Section
          301(b) of the Indenture;

          3. The Debentures of the First Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on ____________, ____;

          4. The Debentures of the First Series shall bear interest from, and including, the date of original issuance, at the rate of _% per annum payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") commencing ____________, 1996. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Debentures of the First Series will accrue from, and including, the date of original issuance and will accrue to, and including, the first Interest Payment Date, and thereafter will accrue from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date;

          5. Each installment of interest on a Debenture of the First Series shall be payable to the Person in whose name such Debenture of the First Series is registered at the close of business on the Business Day ______ days preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures of the First Series; provided, however, that if the Debentures of the First Series are not held by the by a securities depositary, the Company shall have the right to change the Regular Record Date by one or more Officer's Certificates. Any installment of interest on the Debentures of the First Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures of the First Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the First Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of the First Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the First Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

          6. The principal and each installment of interest on the Debentures of the First Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the First Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto under the Indenture. Notices, demands to or upon the Company in respect of the Debentures of the First Series may be served at the office or agency of the Company in The City of New York. The Trustee will initially be the agency of the Company for such service of notices and demands; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates any such office or agency. The [Trustee] will initially be the Security Registrar and the Paying Agent for the Debentures of the First Series;

          7. The Debentures of the First Series will be redeemable on or after _______, ____ at the option of the Company, at any time and from time to time, in whole or in part, at a redemption price equal to ___% of the principal amount of the Debentures of the First Series being redeemed, together with any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. The Company, however, may not redeem less than all Outstanding Debentures of the First Series unless the conditions specified in the last paragraph of this item are met;

               The Debentures of the First Series will also be redeemable at the option of the Company upon the occurrence and during the continuation of a Debenture Tax Event, in whole but not in part, on any date within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100% of the principal amount of the Debentures of the First Series then Outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. "Debenture Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Debentures of the First Series, there is more than an insubstantial risk that interest payable by the Company on the Debentures of the First Series is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes.

               The Company may not redeem less than all the Debentures of the First Series Outstanding unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Debentures of the First Series Outstanding under the Indenture for all quarterly interest periods terminating on or prior to the date of redemption;

          8. So long as any Debentures of the First Series are Outstanding, the failure of the Company to pay interest on any Debentures of the First Series within 60 days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 311 of the Indenture and paragraph (9) of this Certificate shall not constitute a failure to pay interest for this purpose;

          9. Pursuant to Section 311 of the Indenture, so long as the Company is not in default under the Indenture the Company shall have the right, at any time and from time to time during the term of the Debentures of the First Series, to extend the interest payment period to a period not exceeding 20 consecutive quarters from the last Interest Payment Date to which interest was paid in full (an "Extension Period") during which period interest will be compounded quarterly. Prior to the termination of the Extension Period, the Company may, and at the end of the Extension Period the Company shall, pay all interest accrued and unpaid (together with interest thereon at the annual rate of _% to the extent permitted by applicable law). Upon such payment in full, such Extension Period shall terminate. However, during any such Extension Period, the Company may not (i) declare or pay any dividends or distributions, on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or (ii) make any payment of principal, interest or premium , if any, on or repay, repurchase or redeem any indebtedness that is pari passu with or junior in interest to the Debentures of the First Series (including other Securities issued under the Indenture), or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of the Company and (b) payment under any guarantee relating to subordinated debt securities issued to a trust). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity date of the Debentures of the First Series. Upon termination of any such Extension Period and upon the payment of all accrued and unpaid interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Holders and the Trustee written notice of (i) any election by the Company to initiate an Extension Period and the duration thereof, (ii) any election by the Company to extend an Extension Period beyond the date on which that Extension Period is then scheduled to terminate and the duration of such extension and (iii) any election by the Company to make a full payment of interest accrued on the Debentures of the First Series on any date during an Extension Period and the amount of such payment. The Company shall give such notice prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization;

          10. The Debentures of the First Series will be originally issued in global form payable to Cede & Co. and will, unless and until the Debentures of the First Series are exchanged in whole or in part for certificated Debentures of the First Series registered in the names of various beneficial holders thereof (in accordance with the conditions set forth in the legend appearing in the form of the Debentures of the First Series, hereto attached as Exhibit A), contain restrictions on transfer, substantially as described in such form;

          11.  No service charge shall be made for the
          registration of transfer or exchange of the Debentures of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

          12. The Debentures of the First Series shall rank pari passu with the securities issued pursuant to the Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities) dated as of ______, 1996 between the Company and the Trustee;

          13. The Debentures of the First Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

          14. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

          15. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

          16. In the opinion of the undersigned, he has made such examination or investigation as is necessary to express an informed opinion whether or not such covenants and conditions have been complied with; and

          17. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the First Series requested in the accompanying Company
          Order have been complied with.

     IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate this ____ day of ____, 1996.




                                     William J. Regan, Jr.
                                     Vice President and Treasurer

No. R-1

CUSIP No.
                                                       EXHIBIT A

            (See legend at the end of this Security
    for restrictions on transferability and change of form)

                     ENTERGY ARKANSAS, INC.

_% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES, SERIES A,
                     DUE ____________, ____

     ENTERGY ARKANSAS, INC., a corporation duly organized and existing under the laws of the State of Arkansas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to
                                            , or registered
assigns, the principal sum of
                           Dollars on ____________, ____, and to
pay interest on said principal sum, from and including, _______, 1996 or from, and excluding, the most recent Interest Payment Date through which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 of each year, commencing ____________, 1996 at the rate of _% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue from, and including, _______, 1996 through the first Interest Payment Date, and thereafter will accrue, from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              ENTERGY ARKANSAS, INC.



                              By:_______________________________________

ATTEST:


____________________________



                 CERTIFICATE OF AUTHENTICATION

Dated: _____ __, 1996

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK, as Trustee



                              By:_______________________________________
                                        Authorized Signatory

               REVERSE OF _% JUNIOR SUBORDINATED
DEFERRABLE INTEREST DEBENTURE, SERIES A, DUE ____________, ____

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ______, 1996 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on _______, 1996 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $__________.

          The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after _______, ____ as a whole or in part, at the election of the Company, at a redemption price equal to ___% of the principal amount, together in the case of any such redemption with accrued and unpaid interest, including Additional Interest, to, but not including, the redemption date, but interest installments whose Stated Maturity is on or prior to such redemption date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

          The Securities of this series will also be redeemable at the option of the Company if a Debenture Tax Event shall occur and be continuing, in whole but not in part, on any date within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100% of the principal amount of the Securities of this series then Outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. "Debenture Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Securities of this Series, there is more than an insubstantial risk that interest payable by the Company on the Securities of this series is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          So long as the Company is not in default under the Indenture the Company has the right, at any time and from time to time during the term of the Securities of this series, to extend the interest payment period to a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period"). Prior to the termination of the Extended Interest Payment Period the Company may, and at the end of such Extended Interest Payment Period the Company shall, pay all interest then accrued and unpaid (together with interest thereon at the annual rate of _% to the extent permitted by applicable law) and upon such payment in full, such Extended Interest Payment Period shall terminate. However, during such Extended Interest Payment Period the Company shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any payment of principal on, interest or premium if any, on or repay, repurchase or redeem any indebtedness that is pari passu with or junior in interest to the Securities of this series (including other Securities issued under the Indenture), or make any guarantee payments with respect to the foregoing (other than dividends or distributions in common stock of the Company and payments under any guarantee relating to subordinated debt securities issued to a trust). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Securities of this series. Upon termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, the Company may elect to begin a new Extended Interest Payment Period, subject to the above requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. The Company shall give the Holder hereof and the Trustee written notice of (i) any election by the Company to initiate an Extended Interest Payment Period and the duration thereof, (ii) any election by the Company to extend an Extended Interest Payment Period beyond the date on which that Extended Interest Payment Period is then scheduled to terminate and the duration of such extension and (iii) any election by the Company to make a full payment of interest accrued on the Securities of this series on any date during an Extended Interest Payment Period. The Company shall give such notice prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          As provided in the Indenture, the Company shall not be required to make transfers or exchanges of Securities of this series for a period of 15 days immediately preceding the date of the mailing of any notice of redemption of such Securities and the Company shall not be required to make transfers or exchanges of any Securities of this series so selected for redemption in whole or in part (except the unredeemed portion of thereof).

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                             LEGEND

          Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

          This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to all beneficial owners. Any such exchange shall be made upon receipt by the Trustee of a Company Order therefor and certificated Securities of this series shall be registered in such names and in such denominations as shall be certified to the Company and the Trustee by the Depositary.